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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Shareholders and the Supervisory Board of Chicago Bridge & Iron Company
N.V.:

We consent to the incorporation by reference in Registration Statements Nos. 333-64442, 333-87081, 333-39975, 333-24443, 333-24445, 333-33199) of Chicago
Bridge & Iron Company N.V. (the "Company") on Form S-8 of our report dated February 13, 2003, relating to the consolidated financial statements of the Company as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the Company's change in accounting for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, and (ii) the application of procedures relating to certain adjustments, disclosures and reclassifications of financial statement amounts related to the 2000 and 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such adjustments disclosures and reclassifications) included in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

Our audit of the financial statements referred to in our aforementioned report also included information for the year ended December 31, 2002 reflected in the Supplemental Schedule II (the "Schedule"), included in Item 15. This Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such Schedule for the year ended December 31, 2002, when considered in relation to the basic financial statements as of and for the year ended December 31, 2002, taken as a whole, presents fairly in all material respects the information set forth therein. The financial statement schedules for the years ended December 31, 2001 and 2000 were audited by other auditors who have ceased operations. Those auditors expressed an opinion, in their report dated February 11, 2002, that such 2001 and 2000 financial statement schedules, when considered in relation to the 2001 and 2000 basic financial statements (prior to the adjustments, disclosures and reclassifications referred to above), presented fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Houston, Texas

March 21, 2003